UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 23, 2009

Date of Report (Date of earliest event reported)

Commission File Number: 2-78335-NY

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Providential Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                    90-0114535

(State or other jurisdiction of                                                                      (I.R.S. Employer

incorporation or organization)                                                                      Identification No.)

17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647

(Address of principal executive offices)

(714) 843-5450

(Issuer's telephone number, including area code)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 23, 2009, the Board of Directors of Providential Holdings, Inc. (the "Company") accepted the resignation of Thorman Hwinn from his position as a director of the Company.  Mr. Hwinn’s resignation was not the result of any disagreements with the Company.

On February 26, 2009, the Company’s Board of Directors appointed Tam T. Bui, Frank Hawkins and Paul K. Nguyen to fill three vacancies on the Board of Directors.

New Director Biographical Information

Tam T. Bui, Born 1960, has served as Chief Technology Officer and intermittently Chief Operating Officer of the Company since May 2002. He holds Bachelor in Mechanical Engineering and Masters in Computer Information Science degrees from the University of Minnesota and has attended continuing Education at the University of California, Los Angeles. He has over 20 years of experience with Honeywell, Inc. and TRW in various capacities such as Program Manager, Project Director and Department Manager. One of his major responsibilities has been the development and implementation of the LAPD dual Emergency Command Control Communication centers and communication systems. He has broad knowledge and extensive experience in the areas of operations, project management, information technology, human resource management, and risk management. Previously, he served on the board of directors of Nettel Holdings, Inc., a publicly traded company. Mr. Bui holds a California real estate broker license and is a member of the Board of Directors of PhiLand Corporation, a majority owned subsidiary of our Company focused on real estate development in Vietnam.

Frank Hawkins, Born 1940, is the founder and CEO of Hawk Associates and has served in that capacity since 1995.  Mr. Hawkins has nearly 30 years of investor relations experience.  He was formerly vice president/corporate relations and planning and head of the investor relations program at Knight-Ridder, Inc. in Miami.

Mr. Hawkins started his career as an agent handler in clandestine collection operations for the Defense Intelligence Agency in Germany and went on to become a foreign and war correspondent, international businessman, senior corporate executive and president of the Access Asia Group in Hong Kong. He has lived in eight countries. He has been involved in stock listings in Tokyo and Frankfurt and company presentations in London, Zurich, Geneva and Singapore. Fluent in German, he is a graduate of Cornell University and author of "Ritter's Gold," an adventure novel published in several languages by the New American Library.

He is a member of the Association of Former Intelligence Officers and the Audubon Society and is listed in Who's Who in America and Who's Who in the World. He serves on the boards of the Vietnam Financial Investment Media Group, the Florida Keys Electric Cooperative, Secure Outcomes, Inc. and Javian Graphics.

Paul K. Nguyen, Born 1960, Mr. Nguyen has been Senior Partner of Nguyen & Larsen, LLP, a law firm, since 1997 and Chief Executive Officer of Summit Medical Group, Inc. since 2004, both in Orange County, CA. Mr. Nguyen received a MS in aeronautical engineering from California Institute of Technology in 1984 and was named Research Scientist by NASA from 1984-1987.  After graduating from the Harvard Business School JD/MBA program in 1991, Mr. Nguyen served as Institutional Investment Associate from 1991-1992 and Managing Director from 1992-1993 for JP Morgan Partners in New York and Tokyo. Mr. Nguyen served as Senior Associate attorney for Baker & McKenzie in Ha Noi, Vietnam from 1993-1995. In 2000, Mr. Nguyen received a MD from Loma Linda School of Medicine and was board certified in plastic surgery in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2009

PROVIDENTIAL HOLDINGS, INC.

/s/ Henry Fahman

     Henry Fahman,

     Chairman and CEO